EXHIBIT 10.1

FOREIGN CURRENCY LOAN AGREEMENT

PRICESMART (JAMAICA) LIMITED &

PRICESMART, INC.

THIS LOAN AGREEMENT is made the 27th day of March, 2003

BETWEEN:	RBTT BANK JAMAICA LIMITED a company incorporated under the Laws of Jamaica and having its registered office at 17 Dominica Drive, Kingston 5 in the Parish of St. Andrew (hereinafter called “the Bank”).

AND:	THE PARTIES listed in the First Schedule hereto (hereinafter called “the Borrower”)

1.	LOANS, NOTES AND PREPAYMENTS

1.1. On the terms and subject to the conditions stated herein, the Bank hereby agrees, at the request of the Borrower, to lend to the Borrower the sum stated in Item 1 of the Second Schedule (hereinafter called “the Loan”). The Loan shall, if requested by the Borrower, be evidenced by a promissory note or notes (hereinafter called the “Note” or “Notes”) in the form set forth in the Third Schedule.

1.2. The Note or Notes shall be executed and delivered to the Bank at any time within three (3) days of a request being made to do so by the Bank. If any Note is not duly executed and delivered to the Borrower within the said period, then the Borrower agrees that same may be executed on its behalf by the Bank’s attorneys appointed pursuant to Power of Attorney No 1173406 dated the 17th day of January, 2002 or any other relevant Power of Attorney for the time being in existence.

1.3. The Borrower, by way of security, hereby irrevocably appoints the persons mentioned in clause 1.2 above to be its attorneys to execute and deliver the Note or Notes to the Bank and otherwise generally for it, and in its name, and on its behalf, and as its act and deed or otherwise to do all such acts and deeds which may be necessary or desirable to ensure the validity and enforceability of the Note or Notes. The Borrower hereby ratifies, confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do. The power hereby granted may be executed by any of the attorneys.

2.	CONDITIONS OF LENDING

The Bank shall not be obliged to make the Loan unless:

(a)	all conditions stated in the Bank’s letter of commitment dated the 18th day of February 2003 in respect of the Loans have been complied with by the Borrower to the Bank’s satisfaction;

(b)	the commitment fee and processing fee set forth in Item III of the Second Schedule have been paid;

(c)	where applicable, the securities described in Item IV of the Second Schedule (hereinafter called the “the Security Documents”) have been duly executed to the satisfaction of the Bank and copies delivered to the Bank.

3.	PRINCIPAL AND INTEREST

Principal and interest upon the Loan shall be paid in United States dollars (US$) in the manner set forth in Item II of the Second Schedule. No days of grace shall be allowed in respect of the payment of principal and/or interest.

4.	MAKING OF PAYMENTS AND CURRENCY INDEMNITY

4.1. All payments on account of principal and interest shall be made in United States dollars in immediately available funds and such payment shall be made at the address in Jamaica set forth in Item V of the Second Schedule (hereinafter called “the Place of Payment”). For the avoidance of doubt, it is hereby declared that acceptance by the Bank of payment in Jamaica shall not be construed as a waiver of its right to be paid

United States dollars at the Place of Payment and nothing herein shall oblige the Bank to accept tender of payment in any currency other than United States dollars.

4.2. If for the purpose of obtaining judgement in any court it is necessary to convert a sum due hereunder in one currency into another currency (including, without limitation, the conversion of Unites States dollars into Jamaican dollars), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the FX Rate (in the case of the conversion of United States dollars to Jamaican dollars and vice versa) and in all other cases shall be such rate of exchange at which in accordance with normal banking procedures the Bank could purchase the first currency with such other currency in the principal commercial centre of the country in respect of the first currency on the business day preceding the day on which final judgement is given.

4.3. Notwithstanding anything herein, if moneys are received by the Bank in a currency other than United States dollars consequent upon the exercise of any right under the Agreement, the Note or Notes (where applicable) or under any of the Security Documents and if such moneys cannot be converted to United States dollars at the FX Rate of Exchange and remitted to the United States for the account of the Bank within twenty-one (21) days from the date of receipt of such moneys then, the Bank shall be entitled but not required to convert such moneys through the medium of the forward market or any other legitimate secondary market at the rate of exchange (including any premium and cost of exchange) appertaining within the forward market or other legitimate secondary market utilised by the Bank. In connection with such conversion and remittance the obligation of the Borrower to the Bank under this Loan Agreement shall be deemed to be discharged only to the extent of the amount of United States dollars actually received in the United States by the Bank and the indemnity set forth in clause 4.4 shall apply.

4.4. The obligation of the Borrower in respect of any sum due from it to the Bank hereunder shall, notwithstanding any judgement (including a judgement under any Note or Notes or where applicable under any Security Document) in a currency (the “judgement currency”) other than United States dollars, be discharged only to the extent of the actual amount of United States dollars actually received by the Bank following conversion (including conversion pursuant to clause 4.1 above) of the judgement currency and remittance thereof to the Place of Payment or other place designated by the Bank as the place for payment of any sum adjudged to be so due in the judgement currency; if the amount of United States dollars so received is less than the sum originally due to the Bank in United States dollars, the Borrower agrees, as a separate obligation and notwithstanding any such judgement, that, if such a judgement is rendered against it, it will indemnify the Bank against such loss, and if the amount of United States dollars so received exceeds the sum originally due from the Borrower to the Bank, the Bank agrees to remit to the Borrower such excess (less any costs and expenses payable by the Borrower to the Bank) pursuant to or in connection with the proceedings resulting in such judgement. Any such indemnification by the Borrower to the Bank shall be made within seven (7) days of demand therefor.

4.5. For the purposes of this Agreement, “FX Rate” means the Bank’s official published selling rate of exchange between United States dollars and Jamaican dollars (including any premium and costs of exchange payable in connection with the purchase of United States dollars or the conversion of Jamaican dollars into United States dollars).

5.	REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Bank that the financial information previously furnished to the Bank is correct and that same does not omit to state any fact, the omission of which would make any part of the financial information, in light of the circumstances under which they were made, misleading and in particular that there are no liabilities direct or contingent which have not been disclosed to the Bank;

6.	COVENANTS

The Borrower agrees and covenants:

(a)	to pay to the Bank on demand and perform in accordance with the terms of this Agreement and the Security Documents all moneys and liabilities payable or which are to be performed hereunder the Security Documents;

(b)	to effect and maintain upon the assets and property charged by the Security Documents fire and allied perils insurance approved by the Bank for their full replacement value or such insurances as may be requested by the Bank and to furnish a schedule of insurances in force from time to time as requested by the Bank;

(c)	not without the prior written consent of the Bank to voluntarily mortgage or pledge or subject to any lien, charge or other encumbrance any of its property or assets charged by the Security Documents except as required hereunder.

7.	DEFAULTS

If any of the following events of default shall occur, namely:

(a)	any default by the Borrower in paying any principal, interest or any other sum due hereunder on the due date;

(b)	any statement, certificate, or representation given in or pursuant to this Agreement proving to be untrue in any material respect;

(c)	the Borrower becoming insolvent or bankrupt, or making an assignment for the benefit of creditors, or consenting to the appointment of a trustee or receiver;

(d)	a trustee or receiver being appointed over the whole or any part of the assets of the Borrower;

(e)	bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings being instituted by or against the Borrower;

(f)	and final judgement against the Borrower or any judgment attachment against its property for an amount in excess of J$1,000,000.00 being undischarged or undismissed for a period of thirty (30) days;

(g)	any breach or failure of the Borrower to perform any other term or condition of this Agreement binding upon it, and such breach or failure shall continue unremedied after fourteen (14) days, written notice shall have been given to the Borrower by the Bank; then, in any such event, the indebtedness of the Borrower to the Bank in respect of the Loan (including interest thereon and other sums owing hereunder) shall become forthwith due and payable on demand of the Bank, without further presentation, protest, or notice of protest, of any kind, all of which are hereby expressly waived.

8.	COSTS

8.1. The Borrower will on demand pay to the Bank on a full indemnity basis all legal costs incurred by the Bank in connection with the preparation and execution of this Agreement, the Note(s) and any Security Documents and the enforcement by the Bank at any time hereafter of its rights hereunder or under the Note(s) and any Security Documents.

8.2. All stamp duty, registration fees and the like incurred in connection with this Agreement, the Note(s) and any Security Document shall be borne in full by the Borrower.

9.	SEVERABILlTY

Any provision of this Agreement which is held to be inoperative, unenforceable or invalid in whole or in part as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid to such extent without affecting the remaining provisions or the operation, enforceability or validity of that provision as to the other party or in any other jurisdiction and to this end, the provisions of this Agreement are declared to severable.

10.	NOTICES

10.1. Any demand or notice under this Agreement may be properly and effectually made given and served by either party on the other party at any time by letter or other instrument in writing and addressed to and sent by overnight courier mail or personal delivery to the address of the other party as expressed herein or to such other address in Jamaica as that party shall have previously notified in writing as its address for service.

10.2. Any such notice or demand sent by overnight courier mail as aforesaid shall be deemed to have been served forty-eight (48) hours following the day of posting at a post office in Jamaica.

11.	NO WAIVER

Neither the failure nor any delay on the part of the Bank to exercise any right, power, or privilege hereunder shall operate as waiver thereof; nor shall any single or partial exercise of any such right, power, or privilege prelude any other or further exercise thereof or the exercise of any other right, power, or privilege.

12.	GOVERNING LAW

This Agreement shall be governed by the laws of Jamaica.

IN WITNESS whereof this Agreement was duly executed by or on behalf of the parties the day and year first hereinbefore written.

RBTT BANK JAMAICA LIMITED

	By	/s/ LECIA BATTICK
	(Title)	Lecia Battick ACCOUNT OFFICER

PRICESMART (JAMAICA) LIMITED

/s/ MARK MYERS

Mark Myers DIRECTOR

/s/ MICHELLE BOVELL

Michelle Bovell SECRETARY

PRICESMART, INC.

/s/ GILBERT A. PARTIDA

Gilbert A. Partida DIRECTOR/President/CEO

/s/ ATUL PATEL

Atul Patel SENIOR V.P. – Treasury

State of California

County of San Diego

On March 20, 2003 before me, Patricia A. Sweeney, Notary Public personally appeared Gilbert A. Partida and Atul Patel

☒	personally known to me to be the person(s) whose name(s) are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity(ies), and that by their

FIRST SCHEDULE

Name:	PRICESMART (JAMAICA) LIMITED

Address:	2d Valentine Drive, KINGSTON 19

Name:	PRICESMART, INC.

Address:	4649 MORENA BOULEVARD, SAN DIEGO, CA 92117—3650 USA

SECOND SCHEDULE

Item 1:

The Loan

US$3,000,000.00

Item II

Method of Payment of Principal and Interest:

Repayable over five (5) years at US$64,482 monthly inclusive of interest.

Item III

Commitment Fee

US$34,500

Equivalent to

J$1,759,500.00

Item IV:

Security Documents

Initially

1)	First Legal Debenture over the fixed and floating assets of PriceSmart (Jamaica) Limited stamped to secure US$3,000,000.00.

2)	First assignment of Fire Allied and Special Perils Insurance Policy over the fixed and floating assets of PriceSmart (Jamaica) Limited with an Insurance Company acceptable to the Bank for the full replacement value. Loss, if any, payable to RBTT Bank Jamaica Limited incorporating the standard Mortgage Clause.

To be replaced within a maximum period of 180 days with:

3)	First Legal Mortgage over the Warehouse outlet property owned by PriceSmart (Jamaica) Limited, stamped to secure the sum of US$3,000,000.00. Market Value of property to be no less than US$6,000,000.00.

4)	First assignment of Fire Allied Special Perils Insurance Policy over the above property with an Insurance Company acceptable to the Bank for the full replacement value. Loss, if any, payable to RBTT Bank Jamaica Limited incorporating the standard Mortgage Clause.

Item V:

Place of Payment

RBTT Bank Jamaica Limited

17 Dominica Drive

Kingston 5

Jamaica

PROMISSORY NOTE

AMOUNT: US$3,000,000.00	DATE:

FOR VALUE RECEIVED, the Undersigned, PRICESMART (JAMAICA) LIMITED and PRICESMART, INC. (“the Borrower”) HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of RBTT BANK JAMAICA LIMITED (“the Lender”) the principal sum of Three Million United States Dollars (US$3,000,000.00) (“the Loan”).

The Borrower further promises to pay interest (computed for the actual number of days elapsed on the basis of a year of 360 days) on the Loan from the date hereof until the date of repayment at the rate of 10.5% per annum or such other rate as the Lender may elect to charge. The first interest payment shall be due and payable 30 days from the date hereof and thereafter consecutively at 30 day intervals. Unpaid interest shall be compounded at monthly rests at the rate of interest applicable in respect of principal at the relevant time. The holder hereof shall be entitled from time to time to endorse on the reverse hereof variations to the rate of interest.

Principal, interest and fees are payable in lawful money of the United States of America at the offices of RBTT Bank Jamaica Limited, 17 Dominica Drive, Kingston 5, for the credit of Account No                     or at any other branch of RBTT Bank Jamaica Limited, as the Lender shall designate. Payment shall be made in same day funds or such other funds as are equivalent to same day funds. Payments of principal and interest shall be made without set-off or counterclaim and free and clear of any present or future withholding or other taxes, duties, or other charges levied or imposed on this Note or on the proceeds thereof or upon the holder hereof by the Government of Jamaica or any political subdivision or taxing authority thereof.

This Promissory Note is the Note referred to in, and is entitled to the benefits of a Loan Agreement dated the         day of                      , between the Lender and the Borrower. The obligations of the Borrower to pay all amounts payable hereunder may be accelerated upon the occurrence of an event of default (as stated in the Loan Agreement).

The Borrower hereby irrevocably and unconditionally waives all requirements as to diligence, presentment, demand, protest, notice of dishonour and all other notices whatever and agrees to pay all expenses including reasonable Attorney’s fees incurred in the collection of this Note.

The failure of the holder hereof to exercise any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any other instance.

/s/ MARK MYERS	/s/ MICHELLE BOVELL

Mark Myers DIRECTOR PriceSmart (Jamaica) Limited	Michelle Bovell SECRETARY PriceSmart (Jamaica) Limited

/s/ GILBERT A. PARTIDA	/s/ ATUL PATEL

Gilbert A. Partida DIRECTOR/President/CEO PriceSmart, Inc.	Atul Patel SENIOR V. P.—Treasury PriceSmart, Inc.

State of California

County of San Diego

On March 20, 2003 before me, Patricia G. Sweeney, Notary Public personally appeared Gilbert A. Partida and Atul Patel

☒	personally known to me to be the person(s) whose name(s) are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity(ies), and that by their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and office seal.	/s/ PATRICIA G. SWEENEY

SIGNATURE OF NOTARY

[SEAL]